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                                                              EXHIBIT 10(pppp)





                       Amendment to Employment Agreement
                                       of
                               Edward M. Krakauer
                        Effective as of January 1, 1997

         The following amendment to the written employment agreement dated August 3, 1993 (the "Employment Agreement") by and between Voice Powered Technology International, Inc. (the "Company") and Edward M. Krakauer ("Employee") is made and entered into effective as of January 1, 1997 as follows:

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         1.      Reduction in
                 Payment of
                 Base Salary:              Subject to the provisions of Paragraph 2 below, commencing effective as of January 1,
                                           1997 and continuing for the shorter of either (referred to as the "Reduction Period") (A)
                                           the term of Employee's employment, or (B) December 31, 1997, the cash payment of the
                                           Employee Base Salary shall be paid at the rate of the annual sum of One Hundred Fifty
                                           Thousand ($150,000) (the "Payment Rate"); thereafter, the rate of payment of the
                                           Employee's Base Salary cash payment shall return to the amount otherwise provided in the
                                           Employment Agreement without regard to this Amendment.  During the Reduction Period, the difference between the Employee's Base Salary and the Payment Rate ("Deferred Payment")
                                           shall be accrued on the books of the Company as a valid and owing current obligation.
                                           The Deferred Payment shall be payable by the Company to the Employee upon expiration of the term of Employee's employment. The Board of Directors of the Company may, but is not
                                           obligated to, increase the Base Salary or the Payment Rate prior to expiration of the
                                           Reduction Period if, in its sole discretion, it deems such to be reasonable and appropriate.







         2.      Cessation of
                 Reduction:                Notwithstanding anything to the contrary in Paragraph 1 above, the cash payment reduction described in said Paragraph 1 shall automatically cease, and thereafter the cash payment of the Employee's Base Salary shall return to the amount otherwise provided in the Employment Agreement without regard to this Amendment and notwithstanding that
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                                           the Reduction Period may not have expired and the Deferred Payment shall become immediately due and payable upon the occurrence of any of the following: (A) the acquisition by any person or entity, or by any group (as such term is used for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules, regulations, and forms thereunder, of 20% or more of the outstanding voting securities of the Company; (B) the approval by either the Board of Directors or the shareholders of the
                                           Company of any merger or other reorganization (as such term is defined in Section 181 of the California Corporations Code) involving the Company; (c) termination of Employee's employment under either paragraph 5(a)(3) or 5(a)(4) (but, as concerns said paragraph
                                           5(a)(4), only in the case of mental or physical disability or death as described in said paragraph 5(a)(4) and in no other case); or (d) the filing of any petition by or against the Company under the United States Bankruptcy Code.

         3.      No Other
                 Changes:                  Except as expressly provided in this Amendment, the Employment Agreement shall remain in full force and effect, without any other change, amendment, or alteration.


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         EXECUTED effective as of January 1, 1997 by the Company and Employee.

                                       The Company -- Voice Powered Technology
                                       International, Inc., a California
                                       corporation


                                       By: /s/ Mitchell Rubin
                                           ----------------------------------
                                           Its: Vice President/CFO


                                       Employee --    /s/ Edward M. Krakauer,
                                       an individual  -----------------------
                                                          Edward M. Krakauer





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